FOR IMMEDIATE RELEASE Contact: Dan Pittard, Chief Executive Officer 760-929-8226

RUBIO’S® Restaurants, Inc. Reports
First Quarter 2007 results
COMPANY ACHIEVES RECORD COMPARABLE STORE SALES

CARLSBAD, CA - May 9, 2007 - Rubio's® Restaurants, Inc. (NASDAQ: RUBO) today announced financial results for the 13-week first quarter ended April 1, 2007.

First Quarter Results

•	Revenues rose 16.8% to $41.0 million from $35.1 million for the 13-week quarter in 2006.
•
Comparable store sales increased 8.3%, which is the highest increase the Company has reported since going public in 1999. Transactions increased 0.5% and check average increased 7.8% from the same quarter last year.

•	Net income was $196,000 as compared to net income of $192,000 for the same quarter last year.
•	Earnings per share were $0.02 per diluted share in the first quarter for both 2007 and 2006.
•
Restaurant operating cash flow margins (see definition below) were 15.3% as compared to 15.4% for the same quarter last year. The primary reason for this decline is that the increases in our food and beverage costs, including cost increases in fish, tortillas, avocados and beverage syrup, out-paced our recent menu price increases.

•	Adjusted EBITDA (see table below) increased 26.4% to $2.8 million from $2.2 million for the same quarter last year.
•	Average unit volumes for the trailing 52 weeks were $1,002,000.

“I am pleased with our top line growth during the first quarter of 2007, especially since we are reporting our highest increase in comparable store sales as a public company,” said Dan Pittard, Rubio’s President and Chief Executive Officer. “For the past eight months, our primary focus has been on improving the guest experience and driving our top line growth. While we anticipated some increases in our food costs, the increases were higher than we planned in part because of unusually cold weather in Southern California that significantly increased our cost for produce and avocados. We have initiatives underway to improve both our food and labor costs.”

Non-GAAP Term Definitions

Regulation G, “Disclosure of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide two Non-GAAP financial measures: “restaurant operating cash flow margins” and “Adjusted EBITDA.”

We use restaurant operating cash flow margins to evaluate the performance of our restaurants. We calculate restaurant operating cash flow margins by dividing restaurant sales less cost of sales, restaurant labor and restaurant occupancy and other by restaurant sales.

We also provide Adjusted EBITDA, which is not a recognized term under GAAP and does not purport to be an alternative to income from operations or net income or a measure of liquidity. We use Adjusted EBITDA in our evaluation of funding requirements for future development and other needs. We calculate Adjusted EBITDA as net income plus income tax expense, less other income, plus loss on disposal/sale of property, plus depreciation and amortization and plus share-based compensation expense.

The differences between Adjusted EBITDA and GAAP net income for the first quarters of 2007 and 2006 are as follows:

	13 weeks ended 4/1/07	13 weeks ended 3/26/06
	(in thousands)

Net income	$196	$192
Income tax expense	143	121
Other income	(103)	(101)
Loss on disposal/sale of property	18	14
Depreciation and amortization	2,207	1,860
Share-based compensation expense	297	96
Adjusted EBITDA	$2,758	$2,182

We believe these non-GAAP financial measures provide important supplemental information to investors. These measures should be used in addition to, and in conjunction with, results presented in accordance with GAAP. These measures should not be relied upon to the exclusion of our GAAP financial measures. We strongly encourage investors to review our financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Conference Call

The Company will host a conference call on May 9, 2007 at 2:00 p.m. - Pacific Time to discuss the financial results for the first quarter of 2007. For those wishing to listen, the conference call will be broadcast live over the Internet at www.vcall.com or through our website, rubios.com, under the Investor Relations section by clicking on the Vcall logo.  A recording of the conference call also will be available for 12 months through our website, rubios.com, under the Investor Relations section by clicking on the Vcall logo.

About Rubio's® Restaurants, Inc. (NASDAQ: RUBO)

Bold, distinctive, Baja-inspired food is the hallmark of Rubio's Fresh Mexican Grill. The first Rubio's® was opened in Mission Bay, a community of San Diego, in 1983 by Ralph Rubio and his father, Ray Rubio. Rubio's is credited with introducing fish tacos to Southern California and starting a phenomenon that has spread coast to coast. In addition to our chargrilled marinated chicken, slow-roasted pork carnitas and carne asada, Rubio's menu features seafood items including grilled Mahi Mahi and shrimp. Guacamole and a variety of salsas and proprietary sauces are made from scratch daily. The menu includes Street Tacos(SM), burritos, salads and bowls, tacos, quesadillas, HealthMex® offerings which are lower in fat and calories, and domestic and imported beer in most locations. Each restaurant design is reminiscent of the relaxed, warm and inviting atmosphere of Baja California, a coastal state of Mexico. Headquartered in Carlsbad, California, Rubio's operates, licenses or franchises more than 160 restaurants in California, Arizona, Colorado, Utah and Nevada. More information can be found at rubios.com.

Safe Harbor Disclosure

Some of the information in this press release or the related conference call may contain forward-looking statements regarding future events or the future financial performance of the Company. Please note that any statements that may be considered forward-looking are based on projections, that any projections involve judgment, and that individual judgments may vary. Moreover, these projections are based only on limited information available to us now, which is subject to change. Although those projections and the factors influencing them will likely change, we are under no obligation to inform you if they do. Actual results may differ substantially from any such forward looking statements as a result of various factors, many of which are beyond our control, including, among others, comparable store sales growth and revenues, increased product costs, labor expenses and other restaurant costs, the success of our promotions and marketing strategies, our ability to recruit and retain qualified personnel, adverse effects of weather, adequacy of reserves related to closed stores or stores to be sold, increased depreciation, asset write downs, or implementation costs related to the Rubio’s marketing and concept positioning initiatives, our ability to manage ongoing and unanticipated costs, such as costs to comply with the Sarbanes-Oxley Act and other regulatory initiatives, litigation costs, fluctuations in earnings growth on a quarterly basis, our ability to implement a franchise strategy, our ability to open additional or maintain existing restaurants in the coming periods, our ability to finalize our settlement of the wage and hour class action lawsuits filed in California and the effects of ever-increasing competition. These and other factors can be found in our filings with the SEC including, without limitation, in the “Risk Factors” section of our most recent Annual Report on Form 10-K. The Company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances following the date of this release.

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RUBIO'S RESTAURANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Thirteen Weeks Ended
	April 1, 2007	March 26, 2006

RESTAURANT SALES	$40,946	$35,027
FRANCHISE AND LICENSING REVENUES	33	56
TOTAL REVENUES	40,979	35,083

COST OF SALES	11,761	9,537
RESTAURANT LABOR	13,583	11,552
RESTAURANT OCCUPANCY AND OTHER	9,325	8,556
GENERAL AND ADMINISTRATIVE EXPENSES	3,849	3,319
DEPRECIATION AND AMORTIZATION	2,207	1,860
PRE-OPENING EXPENSES	0	33
LOSS ON DISPOSAL/SALE OF PROPERTY	18	14

OPERATING INCOME	236	212
OTHER INCOME, NET	103	101

INCOME BEFORE INCOME TAXES	339	313
INCOME TAX EXPENSE	(143)	(121)

NET INCOME	$196	$192

NET INCOME PER SHARE:
Basic and diluted	$0.02	$0.02

	Percentage of Total Revenues
	For the Thirteen Weeks Ended
	April 1, 2007	March 26, 2006

TOTAL REVENUES	100.0%	100.0%

COST OF SALES (1)	28.7%	27.2%
RESTAURANT LABOR (1)	33.2%	33.0%
RESTAURANT OCCUPANCY AND OTHER (1)	22.8%	24.4%
GENERAL AND ADMINISTRATIVE EXPENSES	9.4%	9.5%
DEPRECIATION AND AMORTIZATION	5.4%	5.3%
PRE-OPENING EXPENSES	0.0%	0.1%
LOSS ON DISPOSAL/SALE OF PROPERTY	0.0%	0.0%
OPERATING INCOME	0.6%	0.6%
OTHER INCOME, NET	0.3%	0.3%
INCOME BEFORE INCOME TAXES	0.8%	0.9%
INCOME TAX EXPENSE	0.3%	0.3%
NET INCOME	0.5%	0.5%

(1) As a percentage of restaurant sales

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	April 1, 2007	December 31, 2006
	(unaudited)

CASH AND CASH EQUIVALENTS	$5,790	$9,946
OTHER CURRENT ASSETS	9,514	5,895
PROPERTY - NET	36,755	36,909
LONG-TERM INVESTMENTS	3,088	3,048
OTHER ASSETS	12,094	11,707
TOTAL ASSETS	$67,241	$67,505

CURRENT LIABILITIES	$15,717	$17,304
OTHER LIABILITIES	10,592	9,699
STOCKHOLDERS' EQUITY	40,932	40,502
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$67,241	$67,505